UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2012

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On a Form 8-K filed October 19, 2012, the Company reported Chief Marketing Officer John K. Sirchio’s departure from the Company.  On December 20, 2012, the Company and Mr. Sirchio entered into a Letter Agreement (“Letter Agreement”) that provides for the following compensatory arrangements.  Mr. Sirchio will continue to receive his salary, including holiday bonus, and all Company-paid benefits through his termination date of December 31, 2012.  In addition, beginning January 1, 2013, the Company will pay Mr. Sirchio one year of his annual salary including holiday bonus – a total amount of $571,666.68 – in the same bi-weekly manner it pays its active employees. The Company will make lump sum payments to Mr. Sirchio of $50,000 for outplacement assistance and $50,000 to cover transition expenses incident to his departure.

Mr. Sirchio’s short term incentive compensation opportunity will be prorated based on the number of calendar days he was employed during the fiscal year (May 1, 2012 – December 31, 2012), adjusted for actual Company performance, and paid after the end of the fiscal year.  Company performance will be used as a proxy for his individual performance score.  Long-term cash incentive compensation for the three-year performance periods beginning May 1, 2010 and May 1, 2011, will be adjusted for actual Company performance and paid at the same time and in the same manner as to active participants. Long-term cash incentive compensation for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants.

Mr. Sirchio will have until December 31, 2013 to exercise outstanding Class B common stock-settled stock appreciation rights (“SSARs”) that are vested and exercisable as of December 31, 2012.  Unvested SSARs will vest according to the vesting schedule described in the applicable award agreements, and  Mr. Sirchio will have 12 months following vesting to exercise these SSARs.  SSARs granted for fiscal 2013 will be prorated through December 31, 2012.  Class A common performance-based restricted stock for the three-year performance periods beginning May 1, 2010 and May 1, 2011, will be adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. Class A common performance-based restricted stock for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants.

The Letter Agreement contains a release and covenant not to sue, as well as other customary provisions. The foregoing summary of the Letter Agreement and its terms is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is filed as part of this Report on Form 8-K.

10.1	Letter Agreement between Brown-Forman Corporation and John K. Sirchio dated December 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

December 20, 2012                                           /s/  Nelea A. Absher
(Date)	Nelea A. Absher
Senior Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number                      Description

10.1	Letter Agreement between Brown-Forman Corporation and John K. Sirchio dated December 20, 2012